UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2006

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2006, Dollar General Corporation (the “Company”) entered into a Second Amended and Restated Revolving Credit Agreement with the lenders from time to time parties thereto, SunTrust Bank, as issuing bank and administrative agent, Bank of America, N.A. and Keybank National Association, as co-syndication agents, and Regions Bank and U.S. Bank National Association, as co-documentation agents (the “Amended Credit Facility”).  The Amended Credit Facility amended and restated in its entirety the Company’s existing credit facility.

The Amended Credit Facility has a maximum commitment of $400 million (subject to increase to $500 million upon mutual agreement of the Company and its lenders) and expires on June 28, 2011.  In addition to revolving loans, the Amended Credit Facility includes a $15 million swingline loan sub-limit and a $75 million letter of credit sub-facility.  Outstanding swingline loans and letters of credit reduce the borrowing capacity under the Amended Credit Facility.  The Company’s existing credit facility had a maximum commitment of $250 million (subject to increase to $400 million upon mutual agreement of the Company and its lenders) and was scheduled to expire in June 2009.

The Amended Credit Facility is unsecured.  The Amended Credit Facility may be used to finance the Company’s working capital needs and capital expenditures, for other general corporate purposes and to refinance amounts outstanding under the Company’s existing credit facility as of June 28, 2006.

Revolving loans made under the Amended Credit Facility will generally bear interest at a rate equal, at the Company’s option, to either (i) LIBOR (for the interest period selected by the Company) plus a margin (ranging from 0.45% to 1.05%) that is dependent upon the ratio of the Company’s funded debt to EBITDA (as defined in the Amended Credit Facility) or (ii) the base rate, which is the higher of the Federal Funds Rate plus 0.50% or the prime rate of interest established by SunTrust Bank.  Swingline loans accrue interest at the rate in effect for base rate loans or such other rate as may be agreed upon by the swingline lender and the Company.    Interest on all base rate loans is payable quarterly, interest on all LIBOR loans is payable on the last day of the applicable interest period and interest on all swingline loans is payable on the last day of each calendar month.

The terms of the Amended Credit Facility require the Company to pay a facility fee at a per annum rate ranging from 0.1% to 0.2% of the total amount committed under the facility (whether or not drawn).  The rate is dependent upon the ratio of the Company’s funded debt to EBITDA.  Facility fees are payable quarterly.

The Amended Credit Facility also contains customary covenants, including, but not limited to, restrictions on each of the following, as more fully described in the Amended Credit Facility:

•

incurrence of additional debt;

•

incurrence of liens;

•

sales of assets and other fundamental corporate changes;

•

investments;

•

dividends and distributions; and

•

sale and leaseback transactions.

In addition, the Amended Credit Facility contains financial covenants which require the Company to maintain certain financial ratios, including adjusted funded debt to EBITDAR, EBITR to interest and rent expense and funded debt to EBITDA (as such terms are defined in the Amended Credit Facility), and a minimum consolidated net worth ($1.4 billion at June 28, 2006).  The minimum consolidated net worth required to be maintained by the Company will be subject to increase from time to time by an amount equal to 50% of the Company’s cumulative net income for fiscal quarters ending on and after August 4, 2006.

The Amended Credit Facility provides for customary events of default, including, but not limited to, payment defaults, breaches of representations, warranties or covenants, cross-defaults, bankruptcy events, failure to pay judgments and change of control.  Certain of these events of default are subject to notice and cure periods or materiality thresholds.  If an event of default occurs, the lenders will be permitted to restrict the Company’s ability to further access the Amended Credit Facility for loans and letters of credit and require the immediate repayment of any outstanding loans under the Amended Credit Facility.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Amended Credit Facility, which is attached hereto as Exhibit 99 and incorporated by reference as if fully set forth herein.

ITEM 2.03.

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is hereby incorporated by reference as if fully set forth herein.

At June 28, 2006, the Company had total outstanding borrowings under the Amended Credit Facility of $150.0 million, which was comprised entirely of revolving loans.  At such date, the Company had no letters of credit outstanding under the Amended Credit Facility. The Company anticipates that at any given time through August 31, 2006 its total outstanding borrowings under the Amended Credit Facility will be between $125.0 million and $200.0 million.  The Company currently intends to use amounts borrowed under the Amended Credit Facility primarily to finance the Company’s working capital needs and capital expenditures.  The amount of borrowings under the Amended Credit Facility may fluctuate materially, particularly given the seasonality of the Company’s business, depending on various factors, including the time of year, the Company’s need to acquire merchandise inventory, changes to the Company’s merchandising plans and initiatives, changes to the Company’s capital expenditure plans and the occurrence of other events or transactions that may require funding through the Amended Credit Facility.

This Current Report on Form 8-K contains forward-looking statements regarding the anticipated levels of borrowings under the Company’s Amended Credit Facility and the anticipated use of those funds. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements due to a number of factors, including but not limited to those discussed above and those described in the Company’s most recent Annual Report on Form 10-K and Current Report on Form 10-Q.  Readers are cautioned not to place undue reliance on forward-looking statements made in this Current Report on Form 8-K, since the statements speak only as of the date of this report. Except as may be otherwise required by law, the Company disclaims any obligation to publicly update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its documents filed with or furnished to the SEC or in its other public disclosures.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2006	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99

Second Amended and Restated Revolving Credit Agreement, dated as of June 28, 2006, by and among Dollar General Corporation, the lenders from time to time parties thereto, SunTrust Bank, Bank of America, N.A., Keybank National Association, Regions Bank and U.S. Bank National Association.

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